QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Your VOTE is important!

Notice of 2005
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 29, 2005

Bank of Hawaii Corporation

130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 17, 2005

Dear Shareholder:

        The 2005 Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 29, 2005 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii also will be given, and shareholders will have the opportunity to discuss matters of interest concerning Bank of Hawaii Corporation.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before its use.

        On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

ALLAN R. LANDON Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 29, 2005

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation will be held on Friday, April 29, 2005, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect four Class I Directors for terms expiring in 2008.

  2.
  To approve the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan.

  3.
  To ratify the selection of an independent registered public accounting firm.

  4.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 28, 2005 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                      By Order of the Board of Directors

                      CORI C. WESTON
                       Senior Vice President and Corporate Secretary
                      Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 17, 2005

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save your Company the expense of a supplementary solicitation.

  Thank you for acting promptly.

PROXY STATEMENT

        The Board of Directors (the "Board") of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") is soliciting the enclosed proxy for the Company's 2005 annual meeting. The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are first being distributed to the Company's shareholders on or about March 17, 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
What am I voting on?

A:
The election of directors, the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan and ratification of the selection of an independent registered public accounting firm.

Q:
Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on February 28, 2005 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 53,365,037 shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:
What shares can I vote?

A:
You may vote all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card and proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may direct your vote without attending the annual meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker or other nominee. You can do that via the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the prepaid and addressed envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:
Can I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Q:
Who will count the votes?

A:
Georgeson Shareholder Communications, Inc. will count and tabulate the votes. The shares represented by your proxy will be voted FOR each of the proposals, unless you indicate to the contrary.

Q:
What are the voting procedures?

A:
Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. All other proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting, provided that the total votes cast on the proposal to approve the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan represents over 50% in interest of all securities entitled to vote on the proposal. For all proposals other than the election of directors, broker non-votes will be treated as not entitled to vote and so will not affect the outcome, although abstentions will have the same effect as negative votes.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004 to assist in the solicitation of proxies for an estimated fee of $7,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q:
May I propose a candidate for inclusion on the Board's slate of director nominees?

A:
Yes. You may submit a candidate for consideration by the Board to be included in the Board's slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating and Corporate Governance Committee under the same criteria that are applied to other candidates. These criteria are set forth below and in the Company's By-Laws and Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company's Investor Relations website at www.boh.com.

  Potential nominees will be evaluated based on their independence, within the meaning of the Company's Corporate Governance Guidelines and the rules of the New York Stock Exchange ("NYSE"). Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, ability to commit adequate time to Board and committee matters, and to act on behalf of shareholders.

  The criteria also include a determination of the needs of the Board and of the individuals' personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. The Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Company's business.

  Candidates to be considered for nomination by the Nominating and Corporate Governance Committee at the 2006 shareholder meeting must be presented in writing to the Corporate Secretary on or before November 18, 2005 at 130 Merchant Street, Honolulu, Hawaii 96813.

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2006 shareholder meeting by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2006 annual meeting of shareholders must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Proposals must be received by the Company's Corporate Secretary on or before November 18, 2005 at the above address.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2006 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2005 annual meeting; in other words, no later than February 9, 2006 and no earlier than January 30, 2006. (Please refer to Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee proposed in person, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under Securities Exchange Commission ("SEC") rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement. In addition, persons holding proxies may exercise discretionary authority to vote against such proposals.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

Q:
How may I communicate with the Board, Non-Management Directors or the Lead Independent Director?

A:
Shareholders may communicate with the Board, Non-Management Directors or Lead Independent Director by sending correspondence c/o the Company's Corporate Secretary, 130 Merchant Street, Dept. 232, Honolulu, Hawaii 96813. All communications received will be forwarded to the Board, Non-Management Directors or Lead Independent Director as addressed.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board shall consist of not less than 3 nor more than 15 persons as established from time to time by resolution of the Board. The Board has fixed the number of directors at twelve, divided into three classes, with the terms of office of one class expiring each year. Nominees for election are described below. Each nominee has consented to serve. All nominees are currently serving on the Company's Board. The nominees were originally proposed by the Nominating and Corporate Governance Committee. If a nominee is not a candidate at the time of the annual meeting, then the proxy holders plan to vote for the remaining nominees and other persons as they may determine.

THE BOARD RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

NOMINEES FOR ELECTION FOR CLASS I DIRECTORS TERMS EXPIRING IN 2008

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Peter D. Baldwin; 67; 1991	Owner of Piiholo Ranch, LLC (a cattle ranching and eco-tourism company) since 2001; President of Baldwin Pacific Corporation (livestock maintenance and sales on Maui) since 1965; President, Baldwin Pacific Properties, Inc. (a real estate development company) since 1988; and Director and Chief Executive Officer of Orchards Hawaii, Inc. (a fruit juice marketing company) since 1986.	—
Michael J. Chun; 61; 2004
	President and Headmaster of Kamehameha Schools—Kapalama (a college preparatory school serving children of Hawaiian ancestry) since 2001; President of Kamehameha Schools from 1998-2001; Vice President of Park Engineering (an environmental engineering firm) from 1985-1988.	Alexander & Baldwin, Inc.
Robert Huret; 59; 2000	Managing Member of Financial Technology Management (a venture capital management company) since 1998; Senior Consultant, Financial Services Group at Montgomery Securities from 1984-1998.	—
Donald M. Takaki; 63; 1997	Chairman and Chief Executive Officer, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management and real estate) since 1999; Chairman and Chief Executive Officer, Island Movers, Inc. (a transportation service company) since 1964; President, Transportation Concepts, Inc. (a transportation leasing company) since 1988; and General Partner, Don Rich Associates (a real estate development company) since 1979.	—

CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2007

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Mary G.F. Bitterman; 60; 1994	President, the Bernard Osher Foundation since 2004, Director, Osher Lifelong Learning Institute (a non-profit organization dedicated to providing continuing education opportunities through affiliations with colleges and universities) since 2003; President and Chief Executive Officer, The James Irvine Foundation (an organization administering the assets of the charitable trust of James Irvine) from 2002-2003; President and Chief Executive Officer, KQED, Inc. (a public broadcasting center) from 1993-2002.	—
Martin A. Stein; 64; 1999	Chief Executive Officer and President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) since October 1998; Vice Chair of BankAmerica Corporation (a banking company) responsible for Technology, Operations, Payments, and Purchasing from 1990-1998.	—
Barbara J. Tanabe; 56; 2004	Owner and Partner, Ho'akea Communications, LLC (a communication and community building company) since 2003; Owner and Partner, Ho'akea (a public affairs company) from 2001-2003; Managing Director, Pacific Century Inc. (a business consulting company) from 1995; President and Chief Executive Officer, Hill and Knowlton Hawaii (a public relations company) from 1992-1995.	—
Robert W. Wo, Jr.; 52; 2002	President and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984.	—

CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2006

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
S. Haunani Apoliona; 56; 2004	Chairperson and Trustee, Office of Hawaiian Affairs ("OHA") (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians since 2000; Trustee, OHA from 1996-2000; President and Chief Executive Officer, Alu Like, Inc. (a non-profit organization assisting Native Hawaiians in social and economic development) from 1991-1997.	—
Clinton R. Churchill; 61; 2001	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004); Chief Executive Officer of The Estate of James Campbell from 1988-1992.	—
David A. Heenan; 65; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001).	Maui Land & Pineapple Co., Inc.
Allan R. Landon; 56; 2004	Chairman, Chief Executive Officer and President since September 2004; President and Chief Operating Officer from April 2004-September 2004; President, Chief Financial Officer and Treasurer of the Company, and President and Chief Financial Officer of the Company's subsidiary, the Bank of Hawaii ("the Bank"), since 2003; Vice Chairman, Chief Financial Officer and Treasurer of the Company, and Vice Chairman and Chief Financial Officer of the Bank from 2001-2003; Executive Vice President and Director of Risk Management for the Company and Bank from 2000-2001.	—

BENEFICIAL OWNERSHIP

         At the close of business on February 18, 2005, Bank of Hawaii had 53,463,015 shares of its common stock outstanding. As of February 18, 2005, this table shows how much Bank of Hawaii common stock was owned by (i) its directors and nominees, (ii) the Chief Executive Officer ("CEO"), the four other persons who were the most highly compensated executive officers of Bank of Hawaii at December 31, 2004, and the former CEO of the Bank of Hawaii during 2004 (the "named executive officers"), and (iii) by two companies that are known to us to own beneficially more than 5 percent of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days		Total	Percent of Outstanding Shares as of 02-18-05
Private Capital Management. L. P. 8889 Pelican Blvd. Naples, Florida 34108	3,341,157	(1)	-0-		3,341,157	6.3%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	2,837,906	(1)	-0-		2,837,906	5.4%
S. Haunani Apoliona	1,816	(2)	17,000	(7)	18,816	*
Peter D. Baldwin	4,698	(2)(9)	22,000	(7)	26,698	*
Mary G.F. Bitterman	13,191	(2)(3)	22,000	(7)	35,191	*
Michael J. Chun	5,500	(2)	17,000	(7)	22,500	*
Clinton R. Churchill	6,615	(2)(8)	17,000	(7)	23,615	*
David A. Heenan	16,657	(2)(6)	22,000	(7)	38,657	*
Robert Huret	7,909	(2)	12,000	(7)	19,909	*
Martin A. Stein	1,200	(2)	15,000	(7)	16,200	*
Donald M. Takaki	13,303	(2)(10)	21,000	(7)	34,303	*
Barbara J. Tanabe	8,677	(2)	16,000	(7)	24,677	*
Robert W. Wo, Jr.	12,817	(2)(3)	17,000	(7)	29,817	*
Michael E. O'Neill	7,044		-0-		7,044	*
Allan R. Landon	171,303		242,238		413,541	*
Alton T. Kuioka	145,348	(2)(4)	157,500		302,848	*
William C. Nelson	8,308		188,300		196,608	*
Donna A. Tanoue	163,237	(5)	89,733		252,970	*
David W. Thomas	14,575		110,825		125,400	*
Directors, nominees and executive officers as a group (19 persons)	612,717		1,025,197		1,637,914
*
Each of the directors and named executive officers beneficially owns less than 1 percent of the outstanding common stock.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to the information furnished by it, Private Capital Management, L.P. ("PCM") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940 as amended. As of December 31, 2004 PCM, in its capacity as investment adviser, may be deemed to have beneficial ownership of 3,341,157 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than five percent of the class. As of December 31, 2004, PCM has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 3,341,157 shares. The percentage of shares outstanding indicated is as of December 31, 2004.

  According to information furnished by it, Goldman Sachs Asset Management ("GSAM") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of December 31, 2004, GSAM, in its capacity as investment adviser, may be deemed to have beneficial ownership of 2,837,906 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than five percent of the class. As of December 31, 2004, GSAM had sole power to vote or to direct the vote over 1,615,858 of those shares, and sole power to dispose or to direct the disposition of 2,837,906 shares. The percentage of shares outstanding indicated is as of December 31, 2004.

(2)
Includes 1,800 restricted shares that each of the directors own under the Director Stock Program with the exception of the following directors and named executive officers: Mr. Stein, 1,200 shares; Mr. Huret, 800 shares; Mr. Kuioka, 800 shares. Includes Messrs. Churchill 3,430 shares, Heenan 14,281 shares, Huret 7,109 shares, Takaki 8,728 shares, Wo 3,267 shares and Ms. Tanabe 3,602 shares owned under the Directors Deferred Compensation Plan. See discussion on page 13 for further information on the Directors Deferred Compensation Plan and Director Stock Program.

(3)
Includes shares held individually by family members of which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 6,524 shares and Mr. Wo, 2,400 shares.

(4)
Includes 20,186 shares held in trust for Mr. Kuioka under the Bank of Hawaii Retirement Savings Plan.

(5)
Includes 152,273 shares owned by the Bank of Hawaii Charitable Foundation (the "Foundation"), of which Ms. Tanoue is President. Ms. Tanoue disclaims beneficial ownership of those shares. Ms. Tanoue directly owns 0.2 percent of the outstanding shares, and beneficially owns 0.5 percent of the outstanding shares, if the shares owned by the Foundation are included.

(6)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(7)
Includes options that will vest within 60 days of February 18, 2005 under the Director Stock Program described on page 13.

(8)
Includes 500 shares held in a pension plan.

(9)
Includes 2,674 shares held by Baldwin Pacific Corp.

(10)
Includes 2,776 shares held jointly with an individual which are subject to shared voting and investment power.

CORPORATE GOVERNANCE
BOARD STRUCTURE & COMPENSATION

Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines ("Governance Guidelines"), which are posted on the Company's Investor Relations website at www.boh.com. Shareholders may receive a copy of the Governance Guidelines by writing the Corporate Secretary at 130 Merchant Street Honolulu, Hawaii 96813. The Governance Guidelines address director qualification and independence standards, responsibilities, access to management and independent advisors, compensation, orientation and continuing education, Board committees, CEO evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board's annual performance evaluation.

Board Governance and Attendance

        The Board met ten times during 2004. The Board's policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company's annual shareholder meeting. Each director attended 75 percent or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2004. Thirteen of the Company's directors attended the 2004 shareholders' meeting.

        The Board has four standing committees: the Audit Committee, the Human Resources and Compensation Committee (the "Compensation Committee"), the Executive & Strategic Planning Committee (the "Executive Committee"), and the Nominating and Corporate Governance Committee (the "Nominating & Governance Committee"). The committee charters are posted on the Company's website previously given.

        Ms. Bitterman has served as the Lead Independent Director since 1999, and is Vice Chairman of the Executive Committee and Chairman of the Nominating & Governance Committee. The Lead Independent Director's duties are set forth in the Governance Guidelines and include presiding over regularly scheduled executive sessions of the non-management directors or serving as a liaison between the non-management directors and executive management and assisting the Board and executive management to ensure compliance with the Governance Guidelines. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings which are usually five times a year. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2004, the non-management directors met in executive session eight times.

Board Independence

        The Board has a majority of independent directors as defined by the listing standards of the New York Stock Exchange ("NYSE") and the Governance Guidelines. In considering all of the relevant facts and the categorical standards with respect to each director and nominee, the Board has affirmatively determined that all directors and nominees other than Messrs. Landon, Stein and Takaki are independent within the meaning of the NYSE listing standards and the Board's categorical standards for determining independence. The following nine directors and nominees have been affirmatively determined by the Board to be independent: Messrs. Baldwin, Chun, Churchill, Heenan, Huret, and Wo and Mmes. Apoliona, Bitterman and Tanabe. All of the committees, with the exception of the Executive Committee, are composed entirely of independent directors. The Board has adopted categorical standards for determining whether a director is independent and has no material relationships with the Company, including but not limited to the following:

  a)
  materiality of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

  b)
  In no event shall a director be considered independent if the director is an employee, or the director's immediate family member is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

  c)
  In no event shall a director be considered independent if the director receives, or their immediate family member receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after they cease receiving such compensation.

  d)
  In no event shall a director be considered independent if the director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company until three years after the end of the affiliation or the employment or auditing relationship.

  e)
  In no event is a director to be considered independent if the director is employed, or the director's immediate family member is employed, as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  f)
  In no event is a director to be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  g)
  A director will not fail to be deemed independent solely as a result of the director's and the director's immediate family members', or a director's affiliated entity's, banking relationship with the Company if such relationship does not violate paragraphs 2(b) through 2(f) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, are made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, and do not involve more than the normal risk of collectability or present other unfavorable features.

  h)
  Audit Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit Committee members may receive director's fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional fees or consideration paid to directors with respect to service on committees of the Board).

        For purposes of these independence standards, an "immediate family member" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) that shares the director's home.

Code of Business Conduct & Ethics

        The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The Company is proud of the high standards of quality and service, which have been our hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees. All directors owe a duty of loyalty to the Company. This duty mandates that, in the course of carrying out the duties and responsibilities of that position, the best interest of the Company and its shareholders take precedence over any personal interests of the director.

        The Company and Board have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code of Conduct and Ethics"), which is posted on the Company's website previously provided. The Code of Conduct and Ethics addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations, (including insider trading laws); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. The Company will disclose any amendments to, or waivers, of the Code of Conduct and Ethics for directors or executive officers on the Company's website. Shareholders may obtain a printed copy by contacting the Corporate Secretary at the address previously provided.

Board Compensation

        Directors' fees are paid only to directors who are not employees of the Company. In 2004, each such director was paid an annual retainer of $20,000, plus $750 for each Board meeting attended. Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. The Company does not have a retirement plan for directors who are not employed by the Company or its subsidiaries.

        Directors who are not employed by the Company and who serve as members of the Compensation Committee or the Executive Committee receive $750 for each meeting attended. The Audit Committee meeting fee is $1,500. The chairmen of the Compensation and Audit Committees, and the vice chairmen of the Executive Committee, also receive an annual retainer of $5,000.

Directors Deferred Compensation Plan

        The Company maintains a Directors Deferred Compensation Plan under which each director may elect to defer either all of his or her annual retainer and meeting fees, or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of the Company. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under the Deferred Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Bank of Hawaii stock, as selected by the participants.

Director Stock Program

        The Company has a Director Stock Compensation Program ("Director Stock Program") that will expire on December 31, 2005. The Company is submitting an amendment and restatement of the Director Stock Compensation Program ("Restated Director Stock Plan") for shareholder approval at the annual meeting. Further information regarding the Restated Director Stock Plan is provided on pages 31-33. A copy of the Restated Director Stock Plan is attached as Appendix B.

        Under the current Director Stock Program, the Company annually grants 200 shares of restricted common stock ("Restricted Shares") and an option for 3,000 common shares to each non-employee director. The exercise price of the options is based on the closing market price of the shares on the date that the options were granted. Each option expires ten years from the date of grant and is generally not transferable. If an optionee ceases to serve as a director for any reason other than death or disability, any unexercised options terminate. Upon the exercise of options, the shares received ("Option Shares") are nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death or disability, the Option Shares will be redeemed by the Company at a price equal to the exercise price. The Restricted Shares are also nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death, disability, removal without cause, or change of control, the Restricted Shares are forfeited.

BOARD COMMITTEES AND MEETINGS

        The following information provides an overview of the primary responsibilities of the Board's standing committees and committee membership. The Board has affirmatively determined that all of the members of the Audit, Compensation and Nominating & Governance Committees ("Board Committees") meet the standards of the NYSE and the Company's Governance Guidelines for independence. The Board Committees' charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each Committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the assignment.

        Copies of the Board Committee charters can be viewed on the Company's Investor Relations website at www.boh.com. Shareholders may request a printed copy of the charters and Governance Guidelines by contacting the Corporate Secretary at 130 Merchant Street Honolulu, Hawaii 96813. A copy of the Audit Committee charter is included as Appendix A and a copy of the Governance Guidelines is posted on the Company's Investor Relations website at www.boh.com.

Audit Committee: 8 Meetings in 2004

Responsibilities of Committee		Current Members
•	The Committee assists the Board in its oversight of the following areas of the Company: regulatory and financial accounting and reporting and credit risk management; compliance with legal and regulatory requirements; independent auditor's qualifications and independence; and performance of internal audit function and independent auditors.	Clinton R. Churchill (Chairman) Robert Huret (Financial Expert) Mary G.F. Bitterman Robert W. Wo, Jr.
•	The Board has determined that Robert Huret meets the definition of "financial expert" within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
•	The Board has determined that all Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise.
•	None of the Committee members serve on the audit committee of another publicly traded company.
•
The Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company's hiring of employees of the independent auditor.
•	Further information regarding the responsibilities performed by the Committee is provided in the Audit Committee Report on page 17 and in the Audit Committee Charter included as Appendix A.
Compensation Committee: 10 Meetings in 2004
Responsibilities of Committee		Current Members

•
	The Committee reviews, approves and reports to the Board on the corporate goals and objectives relevant to the CEO's compensation; evaluates the CEO's performance in light of those goals and objectives; and determines and approves the CEO's compensation based on this evaluation.	David A. Heenan (Chairman) Peter D. Baldwin Mary G.F. Bitterman Barbara J. Tanabe
•	The Committee reviews, approves, and reports to the Board on the compensation arrangements and plans for executive management of the Bank of Hawaii and its subsidiaries.
•	The Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals.
•	The Committee reviews management development and training programs.
•	The Committee reviews succession planning for senior and executive management.
•	Further information regarding the responsibilities performed by the Committee is provided in the Report of the Compensation Committee on pages 18-23.

Executive Committee: -0- Meetings in 2004
Responsibilities of Committee	Current Members

• The Committee has power to act for the Board in between its meetings except on those matters reserved to the Board by the By-Laws or otherwise.

• The Committee has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress.
Allan R. Landon (Chairman) Mary G.F. Bitterman (Vice Chairman) Clinton R. Churchill David A. Heenan Robert W. Wo, Jr.

Nominating & Governance Committee: 5 Meetings in 2004
Responsibilities of Committee	Current Members

• The Committee reviews the qualifications of all Board candidates and recommends qualified candidates for membership on the Board.

• The Committee reviews the Board's organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees.

• The Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees.

• The Committee reviews and evaluates the Company's compliance with corporate governance requirements and leads and oversees the Board and its committees' annual performance evaluations.

• Further information regarding the responsibilities performed by the Committee and the Company's corporate governance is provided in the Governance Guidelines.
Mary G.F. Bitterman (Chairman) S. Haunani Apoliona Peter D. Baldwin Michael J. Chun Clinton R. Churchill David A. Heenan Robert Huret Barbara J. Tanabe Robert W. Wo, Jr.

AUDIT COMMITTEE REPORT

        The Board has determined that the Audit Committee's four members are independent directors, in accordance with the applicable laws, regulations, New York Stock Exchange's listing requirements and the Governance Guidelines. The Audit Committee operates under a written charter that has been adopted by the Board and is included as Appendix A to this proxy statement. Audit Committee members do not accept any consulting, advisory or other compensatory fees (except director fees) and are not affiliated with the Company (except as a director) or any subsidiary.

        Each Audit Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Audit Committee must have accounting or related financial management expertise. The Board has determined that the Audit Committee has one audit committee financial expert, Robert Huret, within the meaning of Securities Exchange Commission ("SEC") regulations adopted under the Sarbanes-Oxley Act of 2002, and that all Audit Committee members are financially literate and have accounting or related financial management expertise. None of the Audit Committee members serve on the audit committee of another publicly traded company.

        The Audit Committee's responsibilities include providing oversight of the quality and integrity of the Company's regulatory and financial accounting and reporting, risk management, legal and regulatory compliance and internal and external audit functions and the preparation of this Audit Committee report. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K. The Audit Committee has also discussed with management and the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). These discussions include the quality, not just the acceptability, of the accounting principles applied. The Company's independent auditors have provided to the Audit Committee their written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors, that firm's qualifications and independence. The Audit Committee has adopted Pre-Approval Procedures for Audit and Non-Audit Services (the "Pre-Approval Procedures") that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The Preapproval Procedures provide for the Audit Committee's pre-approval of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate pre-approval authority to any one of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

  Members of the Audit Committee

  Clinton R. Churchill (Chairman)
  Robert Huret (Financial Expert)
  Mary G.F. Bitterman
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern the Company's executive compensation programs, and various incentive and stock programs. The Compensation Committee reviews compensation levels of members of executive management, evaluates the performance of executive management, and considers executive management succession and related matters. All decisions relating to the compensation of the named executive officers are shared with the full Board.

        The policies and underlying philosophy governing the Company's executive compensation program, as endorsed by the Compensation Committee and the Board, are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with the Company's annual and long-term performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

  •
  Allow the Company to compete for, retain, and motivate talented executives critical to its success.

        The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. The executive officers' compensation is weighted toward programs contingent upon the Company's level of annual and long-term performance. In general, for executive management positions of the Company (including the Company's named executive officers) and its subsidiaries, the Company will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Bank of Hawaii's asset size and complexity and that have similar products and markets. A significant portion of each executive's compensation is dependent on achieving business and financial goals, attaining other individual performance objectives and upon stock price appreciation. Goals for specific components include:

  •
  Base salaries for executives generally are targeted at the 50th percentile.

  •
  The Executive Incentive Plan will provide above 50th percentile awards if annual goals are exceeded.

        The Compensation Committee retains the services of nationally recognized consulting firms to assist the Compensation Committee in performing its various duties. These duties include the evaluation of competitive compensation levels and to make recommendations for the compensation of the CEO. Those firms advise the Compensation Committee on compensation programs for the named executive officers and executive management of the Company. The Company also obtains extensive compensation studies every 2-3 years. The most recent compensation study focusing on executive officers was conducted in 2004-2005; the results were presented along with the consulting firm's review of the Company's programs for executive management.

        The study provided an external competitive analysis of compensation for incumbents in the Company's Operating Committee, which includes the named executive officers and senior management, using data that focused primarily on the Company's major talent and business competitors including banking and diversified financial organizations. These organizations reflected in the data area also generally comparable in terms of overall size, business mix, and geographic scope. Many of the organizations in the S&P Bank index are represented in the study. For the 2004-2005 study, the consultants provided base salary levels and other pay data to derive market-based compensation levels that were appropriate for the Company's executive positions. The results of the study found that the Company's pay levels overall were at the median levels of peer companies.

2004 Compensation Elements

        Compensation earned by named executive officers in 2004, as reflected in the Summary Compensation Table on page 24, consisted of the following elements: base salary, value sharing and retirement savings plan, stock options, restricted stock and restricted stock units. As indicated in the Summary Compensation Table and the Long-Term Incentive Plans—Awards In Last Fiscal Year table on pages 24 and 26, in 2004, the Compensation Committee awarded stock options, restricted stock and restricted stock units under the Company's 2004 Stock Option and Incentive Compensation Plan (the "2004 Stock Option and Incentive Plan"). No stock options were awarded to the named executive officers in 2004. The named executive officers (other than Mr. O'Neill) were granted contingent awards under the Bank of Hawaii Corporation Executive Incentive Plan ("Executive Incentive Plan") in 2004 as described below.

Base Salaries

        Base salaries for named executive officers are determined by evaluating the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and the individual's performance of his or her responsibilities.

        The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. Also taken into account are key differences in responsibilities between the executives of Bank of Hawaii and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

        To ease the expense burden of the Company, Messrs. Landon, Kuioka, Nelson and Thomas reduced their 2002 salaries by 10 percent from 2001 levels and their salaries were reinstated to the 2001 level in 2003. In 2003, Mr. Landon and Ms. Tanoue elected to reduce their respective salaries and these reductions were considered in determining the amount of equity compensation granted to Mr. Landon and Ms. Tanoue, which are discussed on pages 24-25. Mr. O'Neill elected to waive his base salary and any bonus for 2002 and 2003 and this reduction was considered in determining the amount of equity compensation granted to Mr. O'Neill, which is discussed on pages 24-25.

Stock Ownership Guidelines

        The Compensation Committee believes that it is important for executive management to support an ownership culture for the Company's employees and shareholders and in 2001, implemented stock ownership guidelines which require the named executive officers to own a minimum amount of the Company's stock within 3 years. The Chairman and CEO is required to own at least 5 times his salary and the other named executive officers are required to own at least 2.5 times their salary in market value of Company stock. Stock ownership includes net after-tax value of vested stock options, vested grants of performance-based restricted stock and stock or stock units from qualified plans. All of the named executive officers currently employed by the Company, have met or exceeded the stock ownership requirements. The amount of shares held by each of the named executive officers is reported in the Beneficial Ownership Table on page 9.

Executive Incentive Plan

        The objectives of the Executive Incentive Plan are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, advance the corporate and cultural imperatives and promote corporate initiatives. The Company's corporate and cultural imperatives include acting accountably, communicating openly and honestly, being results driven, working effectively in teams and embracing change. The corporate initiatives are to focus on customer service and sales, improve processes and systems, invest in the Company's employees and businesses, increase efficiency, and align compensation to performance and to the governing objective of maximizing shareholder value over time.

        At the Compensation Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Compensation Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award. The Compensation Committee granted contingent awards of up to 9 percent of the 2004 incentive pool to each of the named executive officers in 2004 with the exception of Mr. Landon, who was granted a contingent award of up to 15 percent of the 2004 incentive pool. The 2004 limit for total awards for participants under the Executive Incentive Plan was 2 percent of the Company's total net income before taxes. During 2004, the Compensation Committee granted awards to the named executive officers that participated in the Executive Incentive Plan for their 2004 performance. The amounts of these awards are described in the Summary Compensation Table on page 24.

        To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year (the "incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100 percent of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets," but instead constitute the stated upper limit on final award amounts to give the Compensation Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

2004 Stock Option and Incentive Plan

        The Compensation Committee considered stock options, restricted stock and restricted stock unit grants under the 2004 Stock Option and Incentive Plan for employees of the Company. Awards under the 2004 Stock Option and Incentive Plan were granted by the Compensation Committee to those employees whose management responsibilities placed them in a position to make substantial contributions to the financial success of the Company. Directors who were not employees were not eligible to participate in the 2004 Stock Option and Incentive Plan. The Compensation Committee, which administered the 2004 Stock Option and Incentive Plan, determined whether the options were incentive stock options or nonqualified stock options. All stock options granted in 2004 had an exercise price equal to the market price of the Company's common stock on the date of grant.

        The Compensation Committee believes stock options provide a strong incentive to increase shareholder value, because these awards have value only if the stock price increases over time. The Compensation Committee also believes that restricted stock and restricted stock units, when used as an integral part of incentive compensation programs, provide an incentive to increase shareholder value. The Compensation Committee believes such equity awards to its named executive officers and other employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of the Company.

        In 2004, the size of the stock option, restricted stock and restricted stock unit grants under the 2004 Stock Option and Incentive Plan were based primarily on the individual's responsibilities, performance and position. Individual awards were also affected by the Compensation Committee's subjective evaluation of other factors it deemed appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Compensation Committee's view were not fully reflected by other compensation elements. The Compensation Committee's decisions concerning individual grants generally were not affected by the number of options previously exercised, or the number of unexercised options held.

        In 2004, the Compensation Committee granted a total of 3,000 options to one employee, 63,500 restricted stock units to three employees and 80,556 shares of restricted stock to three employees. Of these, 37,500 restricted stock units were granted in April 2004 to Mr. O'Neill and were subject to certain time- and performance-based vesting criteria that were not met at the time Mr. O'Neill departed the Company on September 1, 2004. In May 2004, Mr. Landon received 75,000 shares of restricted stock that will vest based on time and the successful completion of certain performance objectives. None of the named executive officers received stock options in 2004. Additional information regarding the stock units and restricted stock granted to the Messrs. O'Neill and Landon is provided in Long-Term Incentive Plans—Awards In Last Fiscal Year table on page 26 and in the CEO Compensation discussion below. The amounts of individual awards to Messrs. O'Neill and Landon in 2004 were based on their individual positions, responsibilities, performance, leadership and the other factors discussed above. In addition, the amount of the award to Mr. Landon was in recognition of his appointment as Chief Operating Officer of the Company in April 2004.

Managing Committee 2003 Stock Compensation and Retention Program

        All members of the Company's Managing Committee as constituted in 2003, including the named executive officers, other than Mr. O'Neill, participate in the Managing Committee 2003 Stock Compensation and Retention Program ("Retention Program"). As part of this program and under the 1994 Stock Option Plan, all participants were awarded restricted stock units ("RSUs") in October 2003 including grants to the named executive officers as follows: Mr. Landon (30,000), Mr. Kuioka (30,000), Mr. Nelson (20,000), Mr. Thomas (30,000) and Ms. Tanoue (20,000). Each grant was based on the recipient's individual position, responsibilities, performance, leadership impact and other factors discussed above. Dividend equivalents are paid on the restricted stock units. The restricted stock units will vest based on time and the successful completion of certain performance objectives. The participant is entitled to a cash payment based on the fair market value of the Company's stock upon vesting. Fifty percent of the RSUs awarded to the named executive officers vested on April 30, 2004 on the successful completion of certain performance objectives, the remaining fifty percent will vest on March 31, 2005. The fair market value of the Company's stock on April 30, 2004 was $43.72. Further information regarding the cash payment made in 2004 is provided in the Summary Compensation Table on page 24. The vesting of the RSUs for Messrs. Kuioka, Nelson and Thomas may be accelerated in the event of a departure prior to the end of the vesting period only if the departure is with the Company's approval. If such a participant's employment continues beyond the end of the vesting period, they will receive a supplemental payment vesting on the earlier of twelve months from the original final vesting date or the date of departure, contingent on the successful completion of certain performance objectives. The amount of the supplemental payment will be equal to the cash equivalent value of 50 percent of the participant's original RSU, based on the fair market value of the Company's stock on the last trading day of the month immediately preceding the payment of the supplemental payment, multiplied by a fraction, the numerator of which is the number of full months of additional employment, and the denominator of which is twelve.

CEO Compensation

        Mr. Landon was appointed to the position of Chairman and CEO effective September 1, 2004. Mr. Landon also retained the position of President. In determining Mr. Landon's annual compensation as CEO, the Compensation Committee has sought to provide levels that are competitive among comparable banks and financial services corporations, as described on page 18. The Compensation Committee's objectives with regard to Mr. Landon's compensation are to attract, motivate and retain a CEO with the experience and capabilities needed to maximize shareholder value, provide outstanding leadership to employees, and deliver products and services to the Company's customers. Mr. Landon's compensation reflects the Compensation Committee's continuing strategy of balancing short- and long-term incentives in structuring executive officer compensation and aligning the interest of the CEO with those of shareholders.

        In determining Mr. Landon's 2004 compensation for the position of Chairman and CEO, the Compensation Committee considered, among other factors, the Company's performance in the first six months in 2004. The Company's stock price performance was in the top quartile of the S & P Supercomposite Banks Index. The Company's diluted earnings per share finished the first half of 2004 up 55.8 percent. Net income for the first half of 2004 was up 40.4 percent from the prior year, return on average assets was 1.73 percent, up from 1.29 percent in 2003, and the return on average equity for the first half of 2004 was 22.03 percent, up from 12.67 percent in the first half of 2003. The Company's efficiency ratio for the first half of 2004 was 56.89 percent, an improvement from 67.01 percent for the same period in 2003.

        In April and May 2004, respectively, the Compensation Committee increased Mr. Landon's base salary from $550,000 to $600,000 and granted 75,000 shares of restricted stock to Mr. Landon upon his assumption of the additional responsibilities of Chief Operating Officer. Of the 75,000 restricted shares, (i) 35,000 are time-based restricted shares, with 8,750 shares vesting each year beginning March 31, 2005, and (ii) 40,000 are performance-based restricted shares with a five- year vesting period upon meeting certain efficiency ratio targets and top quartile performance for shareholder return or achieving annual NIACC (net income after capital charge) budget. If the efficiency ratio target is met, 20% of the original performance-based share grant vests each year. If the top quartile return or NIACC budget is met, 30 percent of the original grant vests each year. A maximum of 50 percent of the original grant can vest in one year. If the performance-based shares are not earned by 2008, they are forfeited. The restricted stock grants are further described in the Summary Compensation Table on page 24. Effective September 2004, the Compensation Committee approved an increase in Mr. Landon's compensation to $750,000 upon his appointment as Chairman and CEO.

        In 2005, the Compensation Committee awarded Mr. Landon a bonus of $600,000 under the Executive Incentive Plan in recognition of the Company's 2004 performance. The Company's diluted earnings per share for 2004 was $3.08, up 39.4 percent from the diluted earnings per share of $2.21 in 2003. Net income for the year was $173.3 million, up $38.1 million or 28.2% from $135.2 million in the previous year. The return on average assets in 2004 was 1.78 percent, up from 1.44 percent in 2003. The return on average equity for the year was 22.78 percent, up from 15.02 percent in 2003. The Company's efficiency ratio was 56.14% in 2004, an improvement from 63.38% in 2003.

        Mr. Landon participates in the Company's Retirement Savings Plan and basic medical and dental insurance and life insurance and long term disability programs generally applicable to similarly situated executives of the Company. As noted above, Mr. Landon received a grant of 75,000 restricted stock units in May 2004 under the 2004 Stock Option and Incentive Plan. Mr. Landon participates in the Company's Key Executive Severance Plan and the Retention Program. Under the Retention Program, Mr. Landon was awarded 30,000 restricted stock units in October 2003 under the Company's 1994 Stock Option Plan.

Revenue Reconciliation Act of 1993

        In general, Bank of Hawaii intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Bank of Hawaii's executive compensation program or the loss of deductibility would not be materially adverse to Bank of Hawaii's overall financial position.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee during fiscal year 2004 served as an officer, former officer, or employee of the Company or had a relationship discloseable under "Certain Transactions with Management and Others." Further, during 2004, no executive officer of the Company served as:

  •
  A member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

  Members of the Compensation Committee

  David A. Heenan, Chairman
  Peter D. Baldwin
  Mary G. F. Bitterman
  Barbara J. Tanabe

Executive Compensation

        The following table shows, for the fiscal years ending December 31, 2004, 2003, and 2002, information on compensation the Company paid its named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards	Payouts
				Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options (#)(5)	Long-Term Incentive Payouts ($)(6)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)					All Other Compensation ($)(7)
Allan R. Landon Chairman of the Board, Chief Executive Officer & President	2004 2003 2002	621,035 255,010 297,006	600,000 125,000 —	— — —	1,459,500 1,656,800 —	— 70,000 61,600	678,750 — —	52,775 16,861 74,028
Alton T. Kuioka Vice Chairman, Commercial Banking	2004 2003 2002	369,718 375,014 337,506	300,000 290,000 —	— — —	— — —	— — 57,500	678,750 — —	54,788 31,980 93,622
William C. Nelson Vice Chairman, Chief Risk Officer	2004 2003 2002	310,563 283,506 283,506	240,000 115,000 —	— — —	— —	— 25,000 56,300	452,500 — —	30,141 21,171 36,314
Donna A. Tanoue Vice Chairman, Chief Administrative Officer	2004 2003 2002	306,813 207,844 201,146	230,000 211,437 250,000	— — 17,506	— — 282,000	— 8,400 125,000	452,500 — —	44,816 1,456 —
David W. Thomas Vice Chairman, Retail Banking	2004 2003 2002	345,074 350,017 315,006	330,000 180,000 —	— — 51,582	— — —	— 30,000 67,100	678,750 — —	39,475 30,186 27,471
Michael E. O'Neill Former Chairman of the Board & Chief Executive Officer	2004 2003 2002	— — —	— — —	135,200 — 3,385	— — —	— 300,000 300,000	— — —	— — 21,963

(1)
In April 2004, Mr. Landon received an increase to his base salary from $550,000 to $600,000 upon the assumption of the additional responsibility as Chief Operating Officer. Effective September 2004, Mr. Landon's base salary was increased to $750,000 upon his appointment as Chairman and Chief Executive Officer. In 2003, in support of efforts to reduce the expense burden of the Company, Mr. Landon and Ms. Tanoue elected to reduce their salary and bonus, this reduction was considered in determining the amount of equity compensation granted to Mr. Landon and Ms. Tanoue and they received a portion of their 2003 salary in options.

(2)
In 2003, Messrs. Landon, Nelson, Thomas and Ms. Tanoue elected to reduce their bonus under the Executive Incentive Plan and this reduction was considered in determining the amount of equity compensation granted. Messrs. Landon, Nelson, Thomas and Ms. Tanoue received options as described under the Long-Term Compensation Awards Securities Underlying Options above. In 2003, Mr. Kuioka received an award under the Executive Incentive Plan, which is described on page 9. In 2002, in an effort to reduce the expense burden of the Company, Messrs. Landon, Kuioka, Nelson and Thomas did not receive any award under the Executive Incentive Plan. This reduction was considered in determining the amount of equity compensation granted. Mr. O'Neill was not a participant in the Executive Incentive Plan. In 2003, Messrs. Landon, Kuioka, Nelson, Thomas and Ms. Tanoue received grants of restricted stock unit awards as further described in the Compensation Committee Report on page 21.

(3)
This column includes perquisites and other personal benefits ("perquisites") if they exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus for any named, executive officer for any year reported. Those perquisites and benefits that exceed 25 percent of the named executive officer's total perquisites are further described below. In 2004, Mr. O'Neill received $135,200 in security services for his personal residence. Mr. O'Neill departed the Company September 1, 2004 and did not receive any additional compensation or benefits upon his departure other than a provision (to be reviewed annually) for security services for his personal residence in Hawaii for seven years or until such residence is sold, whichever is earlier. The current home security costs are approximately $135,200 a year. In 2002, Mr. O'Neill was reimbursed $1,190 for payment of taxes and $1,490 in automobile fuel cost. In 2002, Mr. Thomas and Ms. Tanoue received $47,418 and $17,506, respectively, as reimbursement for relocation expenses in moving to Honolulu.

(4)
In May 2004, Mr. Landon received 75,000 restricted shares in recognition of his appointment as Chief Operating Officer, which are further described in the Long-Term Incentive Plans—Award In Last Fiscal Year table on page 26 and in the Compensation Committee Report on page 22. The fair market value of the stock on the date of the May 2004 grant was $41.70. Of the 75,000 restricted shares, 35,000 are time-based restricted shares, with 8,750 vesting each year beginning March 31, 2005. The amount in this column for 2004 reflects the value of the 35,000 restricted shares as of the date of grant. As of December 31, 2004, the fair market value of the stock was $50.74 and the value of the 35,000 shares was $1,775,900. In December 2003, Mr. Landon received 75,000 restricted shares in recognition of his appointment as President. The fair market value of the stock on the date of the December 2003 grant was $41.42. Of the 75,000 restricted shares, 40,000 are time-based (with 10,000 shares vesting each year beginning March 31, 2005) and 35,000 are performance-based, (with a five year vesting period to be vested upon meeting certain efficiency ratio targets and top quartile for shareholder return or achieving annual NIACC (net income after capital charge) budget). If the efficiency ratio target is met, twenty percent of the original performance-based shares vest each year. If the top quartile performance or annual NIACC budget is met, thirty percent of the original grant vests each year. A maximum of fifty percent of the original grant can vest in one year. If performance-based shares are not earned by 2009, they are forfeited. The amount in this column for 2003 reflects the value of the 40,000 restricted shares as of the date of grant. As of December 31, 2003, the fair market value of the stock was $42.20 and the 40,000 shares were valued at $1,688,000. The grants of the restricted shares were made under the Company's 2004 Stock Option and Incentive Plan and the 1994 Stock Option Plan. Quarterly dividends are paid on the restricted stock. In April 2002, Ms. Tanoue received 10,000 restricted shares with a potential for 100 percent of the shares vesting upon the earlier of (i) attainment of a target share price two years after the date of grant, or (ii) five years after the date of grant, The fair market value of the stock on the date of the April 2002 grant was $28.20 per share. This amount in this column for 2002 reflects the value of the shares as of the date of grant. Ms. Tanoue's shares fully vested in June 2004 with a value of $441,600.

(5)
All stock option awards were granted with an exercise price equal to the fair market value of Bank of Hawaii's common stock on the date of grant.

(6)
This column includes the payout made in April 2004 on fifty percent of the restricted stock units granted October 2003 under the Retention Program described on page 21. The amounts include dividend equivalents paid on the restricted stock units in 2004.

(7)
This column includes for 2002 a one-time payout of accumulated vacation in excess of 80 hours as follows: Mr. O'Neill, $21,963; Mr. Landon, $35,651; Mr. Kuioka, $48,090; Mr. Nelson, $4,858 and Mr. Thomas, $12,573. In 2002, Mr. Nelson and Mr. Thomas received $705 and $2,468, respectively, as a one time payout of an auto allowance that was discontinued in that year. This column also includes the amount of insurance premiums paid in 2004 on behalf of the named executive officers for term life insurance pursuant to a group plan available to employees of the Company. This column also includes the following allocations under the Bank of Hawaii Retirement Savings Plan ("Retirement Savings Plan") and the Bank of Hawaii Retirement Savings Excess Benefit Plan ("Excess Plan").

Name	Retirement Savings Plan 401(k) Matching Allocation($)	Retirement Savings Plan Value Sharing Allocation($)	Retirement Savings Plan Company Fixed Allocation($)	Excess Plan Value Sharing Allocation($)	Excess Plan Company Fixed Allocation($)
Michael E. O'Neill	—	—	—	—	—
Allan R. Landon	0	8,187	6,150	21,607	16,231
Alton T. Kuioka	8,200	8,187	6,150	18,160	13,641
William C. Nelson	0	8,187	6,150	8,809	6,617
Donna A. Tanoue	8,200	8,187	6,150	12,510	9,397
David W. Thomas	2,333	8,187	6,150	12,783	9,602

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        There were no option grants made to the named executive officers during 2004. The following table shows the stock options exercised by the named executive officers during 2004, and the number and total value of unexercised in-the-money options as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised, In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. O'Neill	2,812,000	88,449,741	—	—	—	—
Allan R. Landon	49,059	1,386,533	242,238	—	6,452,946	—
Alton T. Kuioka	215,438	5,315,133	212,500	—	6,472,300	—
William C. Nelson	48,000	1,406,800	188,300	—	5,118,454	—
Donna A Tanoue	—	—	94,733	41,667	2,053,214	939,174
David W. Thomas	111,275	2,225,146	110,825	—	3,278,204	—

(1)
The fair market value of Bank of Hawaii's common stock on December 31, 2004 was $50.74.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number Of Shares, Units, or Other Rights (#)(1)(2)	Performance Or other Period Until Maturation Or Payout
Name			Threshold ($ Or #)	Target ($ Or #)	Maximum ($ or #)
Michael E. O'Neill	37,500	N/A	N/A	N/A	N/A
Allan R. Landon	40,000	2009	$405,920	$1,014,800	$2,029,600
Alton T. Kuioka	—	—	—	—	—
William C. Nelson	—	—	—	—	—
Donna A. Tanoue	—	—	—	—	—
David W. Thomas	—	—	—	—	—

(1)
Restricted stock units were awarded to Mr. O'Neill in May 2004 under the 2004 Stock Option and Incentive Plan. During the vesting period, Mr. O'Neill received dividend equivalent payments in proportion to the actual dividends declared on the Company's stock. Mr. O'Neill forfeited the restricted stock units upon his departure from the Company in September 2004.

(2)
75,000 restricted shares were awarded to Mr. Landon in May 2004 in recognition of his appointment as Chief Operating Officer and are further described in the Summary Compensation table on page 24 and in the Compensation Committee Report on page 22. Of the 75,000 shares, 40,000 are performance-based with a five-year vesting period upon meeting certain efficiency ratio targets and top quartile performance or achieving annual NIACC budget. If the efficiency ratio target is met, twenty percent of the original performance-based share grant vests each year. If the top quartile performance or NIACC budget is met, thirty percent of the original grant vests each year. A maximum of fifty percent of the original grant can vest in one year. If the performance- based shares are not earned by 2008, they are forfeited. The amounts reflected in the above table are based on the fair market value of the Company's stock on December 31, 2004 of $50.74

PENSION PLAN TABLE

	Estimated Maximum Annual Retirement Benefit Based Upon Years of Service
Average Annual Salary in Consecutive 5 Highest Paid Years
	15	20	25	30	35*
$75,000	$20,254	$27,005	$33,756	$40,507	$47,258
100,000	27,754	37,005	46,256	55,507	64,758
125,000	35,254	47,005	58,756	70,507	82,258
150,000	42,754	57,005	71,256	85,507	99,758
200,000	57,754	77,005	96,256	115,507	134,758
250,000	72,754	97,005	121,256	145,507	169,758
300,000	87,754	117,005	146,256	175,507	204,758
350,000	102,754	137,005	171,256	205,507	239,758
400,000	117,754	157,005	196,256	235,507	274,758
450,000	132,754	177,005	221,256	265,507	309,758
500,000	147,754	197,005	246,256	295,507	344,758
550,000	162,754	217,005	271,256	325,507	379,758
600,000	177,754	237,005	296,256	355,507	414,758
650,000	192,754	257,005	321,256	385,507	449,758
700,000	207,754	277,005	346,256	415,507	484,758
750,000	222,754	297,005	371,256	445,507	519,758

* Applies only to individuals hired before November 1, 1969.

Retirement Plan

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Bank of Hawaii Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution on his Retirement Plan benefits.

        The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Mr. Kuioka, were increased in proportion to the increase in the participant's average annual salary. The credited years of service and compensation covered by the plan as of the 1995 freeze date are as follows: Mr. Kuioka, 26 years and $226,257. The other named executive officers are not participants in the Retirement Plan.

        As of December 31, 2000, the benefits under the Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. From the 1995 freeze date through 2000, the retirement benefit determined under the table for Mr. Kuioka was increased by 8.54% due to an increase in his average annual salary. The frozen retirement monthly annuity amount for Mr. Kuioka is approximately $13,096.

Change-In-Control Arrangements

        Bank of Hawaii's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of the Company, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. All of the currently employed named executive officers participate in the Severance Plan. Each of the severance agreements with these named executive officers provides that a "change in control" will be deemed to have occurred if any person or group becomes the beneficial owner of twenty percent or more of the total number of voting securities of the Company, or the persons who were directors of the Company before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        Severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change in control. Key features include:

  •
  The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

  •
  Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

  •
  The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

  •
  The lump sum payment would also include a payment equal to any difference between the actual payout under the Executive Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

  •
  The agreements provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

        Stock options held by named executive officers will become immediately exercisable upon a change in control. A change in control also will cause the lapse of restrictions on restricted stock issued under the Director Stock Program, the 1994 Stock Option Plan and 2004 Stock and Incentive Compensation Plan. The incentive period for the Executive Incentive Plan will end, and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance Plan) of the Company. In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

Performance Graph

        The following graph shows the cumulative total return for Bank of Hawaii common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Banks Index. The graph assumes that $100 was invested on December 31, 1999 in Bank of Hawaii's stock, the S&P 500 Index and the S&P Banks Index. The cumulative total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1999 with dividends reinvested

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Bank of Hawaii Corp.	$100	$99	$150	$180	$256	$317
S&P 500®	$100	$91	$80	$62	$80	$89
S&P© Banks index	$100	$119	$119	$118	$156	$183

Certain Transactions with Management and Others

        Certain transactions involving loans, deposits and certificates of deposit, and money market instruments, and certain other banking transactions occurred during fiscal year 2004 between the Bank and its subsidiaries, and one or more of the Company's directors, nominees for director and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or substantial beneficiary. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        On May 10, 2004, the Company purchased 644,069 mature shares from Mr. O'Neill, at a purchase price with a volume weighted average price per share of $44.26 and totaling $28.5 million. The closing price of the Company's shares was $44.35 for that day. The purchase was approved by the Board and completed under the Company's ongoing share repurchase program.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the SEC require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2004, with the exception of two reports which were not filed timely because of administrative errors. Upon discovery of the omissions, the relevant forms were immediately filed. Mr. Brian Stewart sold 1,817 Bank of Hawaii shares on November 5, 2004 and Ms. Bitterman sold 1,000 Bank of Hawaii shares on November 4, 2004. Both transactions were reported on November 10, 2004.

PROPOSAL 2: APPROVAL OF BANK OF HAWAII CORPORATION
AMENDED AND RESTATED DIRECTOR STOCK COMPENSATION PLAN

General

        The Board has approved, and recommended for shareholder approval, the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan ("Restated Director Stock Plan"). If adopted, the Restated Director Stock Plan would amend, restate and extend the Company's existing Director Stock Compensation Plan ("Current Director Stock Plan") that shareholders approved in 1996. Existing awards will remain outstanding under the Current Directors Stock Compensation Plan and continue to be governed by their terms and the Current Director Stock Plan.

        The Restated Director Stock Plan will provide for greater flexibility in granting and administering awards than the Current Director Stock Plan. As explained below, no additional shares will be reserved for issuance under the Restated Director Stock Plan.

        The following description of the Restated Director Stock Plan is not intended to be complete and is qualified in its entirety by the complete text of the Restated Director Stock Plan, a copy of which is included as Appendix B to this proxy statement.

Description of the Principal Features of the Restated Director Stock Plan

        Authorized Shares.    A maximum of 471,900 shares (as adjusted for prior stock splits) is authorized for awards under the Restated Director Stock Plan. This is the original number of shares (as adjusted for prior stock splits) authorized under the Current Director Stock Plan. Of this number, as of February 28, 2005, 233,100 shares are subject to existing awards and 238,800 shares remain available for new awards under the Restated Director Stock Plan. The number of shares available for new awards will be increased by any options issued under the Current Director Stock Plan and any awards issued under the Restated Director Stock Plan that, in the future, are forfeited, surrendered or otherwise unexercised. In addition, the number of authorized shares will be adjusted for stock splits, stock dividends and certain other corporate changes in accordance with the terms of the Restated Director Stock Plan.

        Purpose.    The purpose of the Restated Director Stock Plan is to align the interest of the Directors with those of the Company Shareholders by encouraging and enabling Directors to acquire and retain Company common stock.

        Eligibility.    Any non-employee member of the Board or of the board of directors of an affiliate of the Company ("Director") is eligible to participate in the Restated Director Stock Plan.

        Administration.    The Restated Director Stock Plan will be administered by the Board. The Board has the authority to establish, among other things, Directors to whom awards will be made, the exercise price of options, any exceptions to nontransferability, vesting schedules, and all other material terms and conditions of the awards (which terms need not be identical), subject to the provisions of the Restated Director Stock Plan. The Board also has the authority to interpret and construe the provisions of the Restated Director Stock Plan.

        Types of Awards.    The Restated Director Stock Plan allows for the granting of stock options, restricted stock, and restricted stock units ("RSUs"). Stock options may only be "nonqualified stock options," which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Restricted stock is Company common stock subject to transfer restrictions and risk of forfeiture. RSUs entitle grantees to the delivery of unrestricted shares of Company common stock (or the cash equivalent thereof) on a specified payment date in the future. The Current Director Stock Plan does not authorize the award of RSUs. Each award under the Restated Director Stock Plan will be evidenced by an agreement, specifying the terms and conditions of the award.

        The Board will determine the exercise price of any stock options granted under the Restated Director Stock Plan; however, the exercise price will not be less than fair market value on the date of grant. The Board will also determine the option period, provided that the stock option may not be exercisable after ten years from its grant. Any award of restricted stock will consist of shares that are restricted as to transfer, subject to forfeiture and subject to other terms and conditions as the Board may specify. Any award of RSUs will provide for the issuance of shares (or the cash equivalent thereof) at a time(s) specified by the Board subject to such other terms and conditions as may be specified by the Board. The terms of any award under the Restated Director Stock Plan may provide a Director with the right to receive dividend payments or dividend equivalent payments with respect to shares covered by the award, as the Board may specify. The payments may be made either currently or credited to an account established on behalf of the Director and may be settled in cash or shares.

        Amendment and Termination.    The Restated Director Stock Plan will terminate ten years after the 2005 annual meeting unless the Board terminates the Plan at an earlier time. The Board may amend the Restated Director Stock Plan at any time, subject to shareholder approval if required by law or the rules of the principal exchange or interdealer quotation system on which Company common stock is listed or quoted. In addition, no termination or amendment of the Restated Director Stock Plan may adversely affect the rights of a Director under an outstanding award without the consent of such Director.

        Proposed Awards.    If shareholders approve the Restated Director Stock Plan, the Board will have the flexibility to set the form and terms of awards. The Board currently anticipates that approximately half of the total annual equity-based awards to Directors will be paid in shares of restricted stock, and half will be granted in the form of stock options, valued using an option-pricing model such as Black-Scholes. Options are expected to have a ten-year term and vest in one-third annual increments. Shares of restricted stock will vest after three years. Board compensation for 2005 has not yet been determined.

        The Board does not expect to award any RSUs in 2005, but it may do so in the future in accordance with the terms of the Restated Director Stock Plan.

  Federal Income Tax Consequence

        The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the Restated Director Stock Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Nonqualified Stock Options.    A grantee generally is not required to recognize income on the grant of a nonqualified stock option. Instead, ordinary income generally is recognized on the date the nonqualified stock option is exercised. In general, the amount of ordinary income recognized is an amount equal to the excess, if any, of the fair market value of the shares of Company common stock on the exercise date over the exercise price.

        Restricted Stock.    A grantee of shares of restricted stock awarded under the Restated Director Stock Plan is not required to recognize income with respect to the shares until the shares vest, unless the grantee makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the grantee recognizes equals the fair market value of the shares of Company common stock at the time the shares vest.

        RSUs.    A grantee generally is not required to recognize income on the grant of a RSU. Instead, ordinary income generally is recognized on the date of payment of the RSU in cash or shares of Company common stock. In general, the amount of ordinary income recognized is equal to the amount of cash or the fair market value of any shares of Company common stock received.

        Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares of Company common stock awarded under the Restated Director Stock Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

        Deductibility by Company.    In general, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee of a nonqualified stock option, restricted stock, or an RSU, provided that certain income tax reporting requirements are satisfied.

        New Tax Rules Affecting Nonqualified Deferred Compensation Plans.    Awards under the Restated Director Stock Plan may be subject to new federal income tax rules that apply to "nonqualified deferred compensation plans" that were enacted as part of the American Jobs Creation Act of 2004 (the "Act"), and which became effective on January 1, 2005. Failure to comply with the new rules or qualify for an exemption could result in significant adverse tax results to grantees of awards under the Restated Director Stock Plan, including immediate taxation of benefits under an award, a penalty of 20 percent of the benefits under the award, plus a special interest payment.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
RESTATED DIRECTOR STOCK PLAN.

Equity Compensation Plan Information.

        The following table contains information with respect to all of the Company's compensation plans (including individual compensation arrangements) under which securities are authorized for issuance:

Equity Compensation Plan Information
December 31, 2004

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights a	Weighted-average exercise price of outstanding options, warrants and rights b	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) c
Equity compensation plans approved by security holders	3,961,574	$26.03	855,244

PROPOSAL 3: RATIFICATION OF SELECTION OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to shareholder election, the Audit Committee has selected Ernst & Young, LLP as the Company's independent registered public accountant for 2005. The Board recommends that the shareholders make this election. Ernst & Young, LLP has been the Company's independent registered public accountant since its incorporation in 1971. We expect representatives of Ernst & Young, LLP to attend the annual meeting. Ernst & Young, LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal 3 does not pass, the selection of independent registered public accountant will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

        The following table summarizes Ernst & Young, LLP audit fees for 2004 and 2003.

Service	2004	2003
Audit Fees	$1,063,900	$734,800
Audit Related Fees	$166,300	$160,000
Tax Fees	25,200	$41,000
All Other Fees	$6,000	—
Total	$1,261,400	$935,800

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements, statutory and subsidiary audits, reports on internal controls and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q and out-of-pocket expenses were $1,063,900 and $734,800 for fiscal years 2004 and 2003, respectively. The fees for 2004 include professional services rendered for Sarbanes Oxley Act Section 404 attestation and Form S-8 Registration Statement for the 2004 Stock & Incentive Compensation Plan reports.

Audit Related Fees

        The Audit Related Fees for 2004 and 2003 include fees for benefit plan audits and other attestation reports.

Tax Fees

        The Tax Fees for 2004 and 2003 were primarily related to expatriate tax services and other advisory services.

All Other Fees

        The All Other Fees for 2004 include fees billed for copyrighted and other professional on-line publication services provided by an affiliate of Ernst & Young, LLP. There were no fees in the category "All Other Fees" in 2003.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813. A copy of the Company's Annual report on Form 10-K is also available on the Company's internet site at www.boh.com.

Appendix A

Bank of Hawaii Corporation
Audit Committee Charter

Statement of Policy

        The Audit Committee (the "Committee") will provide assistance to the Board of Directors (the "Board") in fulfilling their oversight responsibility to the shareholders of Bank of Hawaii Corporation (the "Company"). The purpose of the Committee will be to:

  •
  Oversee the quality and integrity of regulatory and financial accounting and reporting and credit risk management;

  •
  Oversee the Company's compliance with legal and regulatory requirements;

  •
  Oversee the independent registered public accountant's qualifications and independence;

  •
  Oversee the performance of the Company's internal audit function and independent auditors; and

  •
  Prepare the Committee report that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement.

        In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ one or more independent auditors, outside counsel or other experts as it deems appropriate, at the Company's expense. The Committee shall have full access to the independent auditors and all records, facilities or personnel of the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, experts hired by the Committee, and necessary or appropriate Committee expenses.

Organization

        The Committee shall be appointed by the Board and shall be comprised of at least three members consisting entirely of independent directors of the Board and meet any and all other requirements for audit committee members set forth in the listing requirement of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. Each Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Committee must have accounting or related financial management expertise. Members shall not serve on more than two other public audit committees simultaneously. The Committee will meet at least quarterly. The Board shall appoint one of the members of the Audit Committee to serve as Chair. The Chair shall prepare or approve an agenda and distribute it to the members of the Committee in advance of each meeting.

        The Committee may perform the duties required to be performed by the financial audit committee of its subsidiary, Bank of Hawaii (the "Bank"), and any other bank or non-bank subsidiary exercising fiduciary powers that does not have its own audit committee, to the extent permitted and in the manner required by applicable laws and regulations. The Committee may act simultaneously on behalf of the Company and of the Bank.

Responsibilities

1.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the

  Board and the Company's shareholders. The independent auditors will report directly to the Committee. The Committee shall have the sole authority to hire and fire, to determine the compensation and direct the payment of, and to oversee the independent auditors (including the resolution of any disagreements regarding financial reporting). Annually, the Committee will review and select the independent auditors for the upcoming fiscal year, subject to the shareholders' approval. The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NYSE listing standards.

2.
The Committee shall review the independence, performance and qualifications of the Company's independent auditors. Among other things, at least annually the Committee shall obtain and review a written report from the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. The Committee shall discuss the matters included in this written report and the auditors' independence from management, including any disclosed relationships or services that may impair the objectivity and independence of the independent auditors.

3.
The Committee shall pre-approve all auditing and permitted non-audit services to be provided by the independent auditors, except that the Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by applicable law or regulation. Further, in lieu of pre-approval of specific permitted non-audit services, the engagement may be entered into pursuant to detailed pre-approval policies and procedures established by the Committee, so long as the Committee is promptly informed of the service.

4.
The Committee shall discuss with the internal auditors, credit review and the independent auditors the overall scope and plans for their respective audits and credit review examinations, including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors and independent auditors the adequacy and effectiveness of the internal control over accounting and financial reporting including the Company's processes to assess and manage business and financial risk exposures and relevant compliance programs. The Committee will meet separately and periodically with the internal auditors, the independent auditors and management in the course of performing its oversight functions. The Committee shall review with the independent auditors audit problems or difficulties, including restrictions on the scope of their activities or access to requested information, and management's response, including significant disagreements with management. The Chair, acting on behalf of the Committee, shall conduct an annual review of the performance of the General Auditor and Credit Review Manager.

5.
The Committee shall discuss the Company's policies with respect to risk assessment and risk management.

6.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the interim financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

7.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the annual financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Annual Report on Form 10-K. The scope of this review and discussion shall include: management's and the independent auditor's judgments about the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

8.
The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be general, and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

9.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

10.
The Committee shall report regularly to the Board concerning matters within the scope of its responsibilities.

11.
The Committee shall review its own performance at least annually.

12.
The Committee shall review this charter at least annually and any revisions adopted by the Committee will be subject to approval by the Board.

Limitation of the Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

BANK OF HAWAII CORPORATION
AMENDED AND RESTATED
DIRECTOR STOCK COMPENSATION PLAN

1.
Definitions.    In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1.
"Affiliate" means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2.
"Agreement" means a written agreement or other document evidencing an Award that shall be in such form as the Board may specify. The Board in its discretion may, but need not, require a Participant to sign an Agreement.

1.3.
"Award" means a grant of an Option, Restricted Stock, or a Restricted Stock Unit.

1.4.
"Board" means the Board of Directors of the Company.

1.5.
"Code" means the Internal Revenue Code of 1986, as amended.

1.6.
"Common Stock" means the Company's common stock, par value $0.01 per share.

1.7.
"Company" means Bank of Hawaii Corporation, and any successor thereto.

1.8.
"Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.

1.9.
"Date of Grant" means the date on which an Award is granted under this Plan.

1.10.
"Director" means any person who (a) is a member of the Board or the board of directors of any Affiliate, and (b) is not an employee of the Company or any Affiliate.

1.11.
"Exercise Price" means the price per Share at which an Option may be exercised.

1.12.
"Fair Market Value" means, unless the Board determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Board may select.

1.13.
"Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.14.
"Option Period" means the period during which an Option may be exercised.

1.15.
"Participant" means a Director who has been granted an Award hereunder.

1.16.
"Plan" means this Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan, as amended from time-to-time.

1.17.
"Restricted Stock" means Shares granted under this Plan pursuant to the provisions of Section 8.

1.18.
"Restricted Stock Units" means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 9.

1.19.
"Share" means a share of Common Stock.

Unless the context expressly requires the contrary, references in this Plan to (a) the term "Section" refers to the sections of this Plan, and (b) the word "including" means "including (without limitation)."

2.
Purpose.    This Plan is intended to promote the identification of the interests of the Directors with those of the stockholders of the Company and its Affiliates by encouraging and enabling Directors to acquire and retain Common Stock.

3.
Administration.    The Board shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Directors, subject to the provisions of the Plan. The Board shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Directors to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted or vest, the number of Shares covered by Awards, and any exceptions to nontransferability. Subject to the provisions of this Plan, the Board shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Board on the matters referred to in this Section 3 shall be binding and final.

4.
Eligibility.    Awards may be granted only to Directors.

5.
Stock Subject to Plan.

5.1.
Subject to adjustment as provided in Section 11, the maximum number of Shares that may be issued under this Plan is 471,900 (as adjusted to reflect all Common Stock splits prior to January 1, 2005). Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2.
If shares of Restricted Stock are forfeited or if an Award otherwise terminates, expires, or is surrendered or settled without all or a portion of the Shares covered by the Award being issued, the forfeited or unissued Shares under the terminated, expired, or settled exercise Award shall again be available for the grant of Awards under this Plan.

6.
Options.

6.1.
Each Option granted under this Plan shall be clearly and specifically designated as not being an incentive stock option under Section 422 of the Code, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Board may specify.

6.2.
Notwithstanding any other provision of this Plan, the Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

6.3.
The Board shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years from its Date of Grant.

7.
Exercise of Options.

7.1.
Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Board may prescribe, accompanied by full payment for the Shares with respect to which the Option is exercised, or to the extent provided in the applicable Agreement or otherwise authorized by the Board, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

  7.2.
  To the extent provided in the applicable Agreement or otherwise authorized by the Board, payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Board may specify) valued at Fair Market Value on the Date of Exercise.

8.
Restricted Stock Awards.    Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Board may specify.

9.
Restricted Stock Unit Awards.    Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Board may specify, and (b) contains such other terms and conditions as the Board may specify.

10.
Dividends and Dividend Equivalents.    The terms of an Award may, subject to such terms and conditions as the Board may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Board.

11.
Capital Events and Adjustments.

11.1.
In event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Board may, as it deems equitable in its discretion, provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of securities for which Awards thereafter may be granted under this Plan, and (d) the maximum number of securities with respect to which a Director may be granted Awards during any calendar year.

11.2.
Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Board shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants' rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Board in its discretion. Unless the Board determines otherwise, the fair value of an Option shall be deemed to be equal to the product of (a) the number of shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.

12.
Termination or Amendment.    The Board may amend or terminate this Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company's stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant's rights or obligations under any Award granted prior to the date of the amendment or termination.

13.
Modification, Substitution of Awards.    Subject to the terms and conditions of this Plan, the Board may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under the Award, and (b) subject to Section 11, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

14.
Stockholder Approval.    This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 12, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

15.
Withholding.    The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of any applicable federal, state, local and foreign tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with such rules as the Board may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering to the Company already-owned and unencumbered Shares.

16.
Term of Plan.    Unless the Board terminates this Plan pursuant to Section 12 on an earlier date, this Plan shall terminate on the date that is ten years after the date of the 2005 annual meeting of the Company's stockholders. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

17.
Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board, the Company shall indemnify members of the Board against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

18.
General Provisions.

18.1.
The establishment of this Plan shall not confer upon any Director any legal or equitable right against the Company or any Affiliate, except as expressly provided in this Plan. Participation in this Plan shall not give any Director any right to be retained in the service of the Company or any Affiliate as a Director or in any other capacity, and nothing in this Plan or any Agreement shall be deemed to create any obligation on the part of the Board or the Company to nominate any Director for reelection.

18.2.
Neither the adoption of this Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

18.3.
The interests of any Director under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement.

18.4.
This Plan shall be governed, construed and administered in accordance with the laws of the State of Hawaii without giving effect to the conflict of laws principles.

  18.5.
  The Board may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Board may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

  18.6.
  The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Board, the approval of all regulatory bodies the Board deems necessary, and without complying to the Board's complete satisfaction, with all rules and regulations, under federal, state or local law the Board deems applicable.

  18.7.
  To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

  18.8.
  Any Award granted under the Plan prior to the date of the 2005 annual meeting of the Company's stockholders shall be governed by the terms of the Plan in effect immediately prior to the date of such annual meeting.

INSTRUCTIONS FOR VOTING YOUR PROXY

        Bank of Hawaii Corporation is offering shareholders of record three alternative ways of voting your proxies:

  •
  By Telephone (using a touch-tone telephone)
  •
  Through the Internet (using a browser)
  •
  By Mail (traditional method)

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern time on Thursday, April 28, 2005
  •
  This method of voting is available for residents of the U.S. and Canada.
  •
  On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week.
  •
  You will be asked to enter ONLY the CONTROL NUMBER shown below.
  •
  Have your proxy card ready, then follow the simple instructions.
  •
  Your vote will be confirmed and cast as you directed.

INTERNET VOTING	Available only until 5:00 p.m. Eastern time on Thursday, April 28, 2005.
  •
  Visit our Internet voting Website at http://proxy.georgeson.com
  •
  Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
  •
  You will incur only your usual Internet charges.

VOTING BY MAIL

  •
  Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
  •
  If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS:

1.
Elect the following directors:
Class I	Peter D. Baldwin Michael J. Chun Robert Huret Donald M. Takaki	FOR ALL nominees listed ☐	WITHHOLD AUTHORITY ☐	FOR EXCEPT* ☐

(To withhold authority for any nominee, write his name on the line below.)

*Exception

2.
Approval of Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Ratification of Selection of Independent Registered Public Accounting Firm.
FOR ☐	AGAINST ☐	ABSTAIN ☐
DATE:	, 2005

SIGNATURE
SIGNATURE (JOINT OWNERS)

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both owners must sign.

Notice of the Annual Meeting of Shareholders
April 29, 2005

        Shareholders of record of Bank of Hawaii Corporation common stock at the close of business on February 28, 2005 are entitled to attend the meeting and vote on the business brought before it. The meeting will be held on Friday, April 29, 2005 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King St., Honolulu, Hawaii.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. By voting your proxy each year, you can keep your account active and avoid the potential escheatment of uncashed dividends and stock holdings to the state. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

By Order of the Board of Directors
/s/ CORI C. WESTON CORI C. WESTON Senior Vice President and Secretary Bank of Hawaii Corporation

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON
APRIL 29, 2005

        The undersigned hereby constitutes and appoints S. HAUNANI APOLIONA, MARY G. F. BITTERMAN, and ROBERT W.WO, JR., and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Bank of Hawaii Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of Bank of Hawaii Corporation to be held on April 29, 2005, or any adjournment thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 29, 2005
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.
NOMINEES FOR ELECTION FOR CLASS I DIRECTORS TERMS EXPIRING IN 2008
CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2007
CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2006
BENEFICIAL OWNERSHIP
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
CORPORATE GOVERNANCE BOARD STRUCTURE & COMPENSATION
BOARD COMMITTEES AND MEETINGS
Audit Committee: 8 Meetings in 2004
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
PROPOSAL 2: APPROVAL OF BANK OF HAWAII CORPORATION AMENDED AND RESTATED DIRECTOR STOCK COMPENSATION PLAN
OTHER BUSINESS
  Appendix A
  Appendix B
INSTRUCTIONS FOR VOTING YOUR PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS